UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602

PROTECT YOUR INVESTMENT!
VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

Dear Fellow Shareholder:	April 30, 2014

The Board of Directors (“Board”) of Telephone and Data Systems, Inc. (“TDS”) strongly urges all holders of TDS Common Shares to vote in favor of your Board’s four highly qualified nominees for election at the Annual Meeting of Shareholders, to be held on Thursday, May 22, 2014. Please vote TODAY by telephone, Internet or by signing, dating and returning the enclosed WHITE proxy card in the business reply envelope provided. We urge you to DISCARD ANY BLUE PROXY CARD you may receive from GAMCO Asset Management Inc. (“GAMCO”), which is seeking to replace two of your Board’s nominees with its own representatives.

THE GAMCO NOMINEES HAVE LITTLE RELEVANT EXPERIENCE. TDS NOMINEES ARE WORKING TO CREATE VALUE FOR ALL SHAREHOLDERS

We believe that GAMCO’s nominees, Philip T. Blazek and Walter M. Schenker (the “GAMCO Nominees”), lack the experience and skill sets that would add value to the Board. In 2009, TDS added two persons designated by GAMCO, Clarence A. Davis and Gary L. Sugarman, to the TDS Board. These two experienced and qualified persons continue to serve on the TDS Board and have been very engaged and effective. On the other hand, we do not believe that the new GAMCO Nominees have experience or qualifications comparable to that Mr. Sugarman, Mr. Davis or the other two TDS Board nominees.

TDS Board members have been very active in urging meaningful action and helping TDS pursue changes for sustainable, profitable future growth. We believe that a change in TDS Board composition risks disruption in TDS’ ability to effect planned changes and would result in a loss of valuable expertise, in return for new members with no meaningful relevant business experience compared to the TDS Board’s nominees. Based on the information in GAMCO’s proxy statement, information provided to TDS by GAMCO and the GAMCO Nominees and other information, we believe that:

•

The GAMCO Nominees have minimal public-company board experience. The GAMCO Nominees have no experience as directors of publicly-traded companies except that Mr. Schenker was recently appointed as a director of a small public company. Each of the TDS Board Nominees has experience as a director of TDS, which is a Fortune 500 company, ranging from about 5 to 17 years, and have various other public company board experience as noted below.

•

The GAMCO Nominees have no meaningful experience in the telecommunications or other businesses in which TDS is engaged. Neither GAMCO nominee has any experience as a director or officer of, or any operational experience with, a telecommunications or similar company. The GAMCO Nominees have no meaningful experience with the businesses in which TDS is engaged (wireline, wireless, cable and hosted & managed services). Each of the TDS Board Nominees has experience with these businesses as a director of TDS ranging from about 5 to 17 years, and has various other experience as noted below.

•

GAMCO declined to make the GAMCO Nominees available to be interviewed by members of the TDS Board. GAMCO was twice requested to make the GAMCO Nominees available for a phone interview to allow members of the TDS Corporate Governance and Nominating Committee and/or TDS Board to thoroughly evaluate the GAMCO Nominees before making any recommendation or nomination for the TDS Board in 2014. Both times, GAMCO declined to make the GAMCO Nominees available to be interviewed for this purpose in 2014, even though members of the TDS Board had interviewed GAMCO’s nominee in 2013 for the same purpose.

•

Mr. Schenker consented to a settlement of an SEC enforcement proceeding. In 2007, an SEC Complaint alleged that Walter M. Schenker and related persons violated Section 5 of the Securities Act of 1933 in connection with twenty-six unregistered securities offerings (commonly referred to as “PIPES”), and that the “defendants locked in approximately $887,000 in ill-gotten gains as a result of the violations.” The SEC Litigation Release relating to the settlement of this complaint stated that “without admitting or denying the allegations in the complaint, the defendants consented to the entry of a final judgment permanently enjoining them from future violations of Section 5 of the Securities Act and ordering them to pay a total of $1,195,060 in disgorgement, prejudgment interest, and civil penalties.” Specifically, the final judgment ordered Mr. Schenker to pay a $75,000 civil penalty.

In comparison to the above matters relating to the GAMCO Nominees, attached is a summary of the significant business, finance and managerial expertise and qualifications of the TDS Nominees.

We urge you to support your Board’s highly qualified and experienced nominees for election by voting the WHITE proxy card and discarding any BLUE proxy card you may receive from GAMCO.

Please vote in favor of ALL FOUR OF your Board’s nominees TODAY.

Thank you for your continued support.

Very truly yours,

Walter C.D. Carlson Chairman of the Board of Directors	LeRoy T. Carlson, Jr. President and Chief Executive Officer

TDS NOMINEES HAVE SIGNIFICANT BUSINESS, FINANCE AND MANAGERIAL EXPERTISE AND QUALIFICATIONS

	Management Experience	Board Experience	Business Expertise	TDS Board History
Clarence A. Davis

• Significant leadership and operational experience in multiple industries, including technology (CEO—Nestor, Inc.), accounting (CFO, COO—American Institute of Certified Public Accountants), manufacturing, media/broadcasting, agriculture

• Current or former director of multiple boards, including Gabelli SRI Green Fund and GDL Fund; Nestor, Inc.; Oneida Ltd.; Pennichuck Corp.; Sonesta International Hotels; and BizEquity
• Current or former member of at least six Audit Committees
• Designated financial expert

			• Substantial expertise in management, operations, accounting/finance, cost control, fraud investigation and internal controls, sales, M&A/restructuring, investing	• Originally nominated by GAMCO • TDS director since 2009 • Member, TDS Audit Committee

George W. Off	• Substantial executive management and operational experience for marketing services firm (Co-founder and CEO, Catalina Marketing Corporation) and multinational manufacturer (CEO, Checkpoint Systems)	• Current or former member of multiple boards, including The Retail Equation, Infinian Mobile Commerce & Analytic Solutions, Catalina Marketing Corporation, Checkpoint Systems	• Significant business expertise in marketing, operations, retail customer analytics, retail and marketing technology	• TDS director since 1997 • Chair, TDS Audit Committee • Member, TDS Compensation Committee

Mitchell H. Saranow

• Significant leadership experience in manufacturing (Founder—Fluid Management, SureTint Technologies), cable (Co-founder, Mid-Atlantic CATV), food service distribution (CFS Continental), corporate finance (Warburg, Paribas, Becker), and consulting (Co-CEO, Navigant Consulting)
• Independent financial advisor to companies in multiple industries

		• Public board experience includes Navigant Consulting, Telular Corporation, North American Scientific, Lawson Products • Designated financial expert	• Successful business founder and innovator • Substantial expertise in strategic planning, operations, accounting, budgeting, financial reporting and controls, acquisitions, investing, legal	• TDS director since 2004 • Member, TDS Audit Committee • TDS Nominating and Governance Committee

Gary L. Sugarman

• More than 25 years of management experience, including traditional telcos (Co-founder and CEO, Mid-Maine Communications; various operating roles at Rochester Telephone Company, now known as Frontier), network infrastructure providers (Exec. Chairman, Veroxity Technology Partners), financial technology (Exec. Chairman, FXecosystem), and technology venture funds and banks (Founder, Richfield Capital Partners/Richfield Associates)

		• Current board member of OTELCO and LICT. Former member of multiple telecommunications boards, including PrairieWave Communications, Veroxity Technology Partners, Interlakes Cable, and FXecosystem	• Significant business expertise in many aspects of the telecommunications industry, including M&A, operations, infrastructure, finance and investing	• Originally nominated by GAMCO • TDS director since 2009 • Member, TDS Compensation Committee

IMPORTANT

Your vote is important. No matter how many shares you own, we urge you to please vote FOR the election of ALL FOUR OF the nominees nominated by the TDS Board and FOR proposals 2, 3 and 4. In addition to voting by mail, telephone and internet voting is available. Simply follow the instructions on the enclosed WHITE proxy card.

In addition, we ask that you do not return any BLUE proxy card you may receive from GAMCO.

IMPORTANT INFORMATION: TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2014 annual meeting of shareholders. Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s definitive proxy statement relating to its 2014 annual meeting, as filed with the Securities and Exchange Commission ( “SEC”) on April 18, 2014. The 2014 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS as provided on its website at www.teldta.com. TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2014 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.

If you have questions or need assistance voting your shares please contact

105 Madison Avenue
New York, New York 10016

TDS@mackenziepartners.com
Call Collect: (212) 929-5500
Or
Toll-Free (800) 322-2885
Fax: (212) 929-0308